SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2017

Derma Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300

Princeton, NJ  08540

(609) 514-4744

(Address including zip code and telephone

number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

(a) Medihoney IP Purchase Agreement

On January 10, 2017, Derma Sciences, Inc., a Delaware corporation (the “Company”), entered into a Medihoney IP Purchase Agreement, by and among Comvita Limited (“Comvita”), Comvita New Zealand Limited (“Comvita NZ”), Apimed Medical Honey Limited (“Apimed”), Medihoney Pty Limited (“MPL”, and together with Comvita, Comvita NZ, and Apimed, the “Vendors”), and the Company, pursuant to which the Company purchased from the Vendors the MEDIHONEY® brand and related intellectual property and goodwill (together, the “MEDIHONEY® IP”), for a total upfront payment of $13.25 million in cash. Additional consideration of $5.0 million may be paid by the Company in the form of earn-out payments, subject to the achievement of certain future annual sales milestones. As part of the sale of the MEDIHONEY® IP, the Vendors made customary representations and warranties to the Company.

The Medihoney IP Purchase Agreement terminated, as of January 10, 2017, the prior License Agreement (the “Prior License Agreement”) between the Company and Comvita NZ, entered into by the Company on February 23, 2010, pursuant to which the Company had received worldwide licensing rights for MEDIHONEY® wound and skin care products for all markets outside of the consumer market. Furthermore, the Medihoney IP Purchase Agreement terminated, as of January 10, 2017, the following agreements that had been entered into in connection with the Prior License Agreement:

•	Restraint Agreement, dated February 23, 2010, between the Company and Comvita NZ;
•	Manufacturing Agreement, dated February 23, 2010, between the Company and Comvita NZ;
•	Medical Honey Supply Agreement, dated February 23, 2010, between the Company and Comvita NZ; and
•	Collaborative Research and Development Agreement, dated February 23, 2010, between the Company and Comvita NZ,

together with all other agreements or arrangements between the Company and any Vendor that relate to the MEDIHONEY® IP, other than certain agreements identified therein.

The Company will include the Medihoney IP Purchase Agreement as an exhibit to its 2016 Annual Report on Form 10-K, to be filed with the U.S. Securities and Exchange Commission (the “SEC”). The foregoing description does not constitute a complete summary of the terms of the Medihoney IP Purchase Agreement and is qualified in its entirety by reference to the full text of the agreement.

(b) Restated and Amended Medihoney IP License Agreement

In connection with the Medihoney IP Purchase Agreement, on January 10, 2017, the Company also entered into a Restated and Amended Medihoney IP License Agreement (the “R&A License Agreement”), by and between the Company and Comvita NZ, pursuant to which the Company granted to Comvita NZ an exclusive, royalty-free, sub-licensable, irrevocable, worldwide license to the MEDIHONEY® IP for use in supplying over-the-counter products. Furthermore, subject to certain exceptions, the Company is restricted from supplying medical honey products to stores that sell over-the-counter products.

The Company will include the R&A License Agreement as an exhibit to its 2016 Annual Report on Form 10-K, to be filed with the SEC. The foregoing description does not constitute a complete summary of the terms of the R&A License Agreement and is qualified in its entirety by reference to the full text of the agreement.

(c) Manufacturing Agreement

In connection with the Medihoney IP Purchase Agreement, on January 10, 2017, the Company also entered into a Manufacturing Agreement, by and between the Company and Comvita NZ, pursuant to which the Company will manufacture honey-based products for the over-the-counter consumer product market exclusively for Comvita NZ. In manufacturing such products, the Company must use only medical honey acquired from Comvita NZ in accordance with the Supply Agreement described in subsection (d) of this Item 1.01. The exclusivity requirement set forth in the Manufacturing Agreement is subject to certain carve-outs relating to private label over-the-counter products.

The Company will include the Manufacturing Agreement as an exhibit to its 2016 Annual Report on Form 10-K, to be filed with the SEC. The foregoing description does not constitute a complete summary of the terms of the Manufacturing Agreement and is qualified in its entirety by reference to the full text of the agreement.

(d) Medical Honey Supply Agreement

In connection with the Medihoney IP Purchase Agreement, on January 10, 2017, the Company also entered into a ten-year Medical Honey Supply Agreement (the “Supply Agreement”), by and between the Company and Comvita NZ, pursuant to which Comvita NZ supplies medical honey to the Company solely for the Company’s use in the manufacture of its MEDIHONEY®-branded products for the medical market and products for Comvita under the Manufacturing Agreement. Pursuant to the Supply Agreement, subject to certain exceptions, Comvita NZ is restricted from supplying medical honey to any other purchaser so long as the Company is obligated to purchase all its medical honey from Comvita NZ. The Company is required to purchase all of its medical honey from Comvita for an initial period of four years, subject to certain exceptions, which exclusivity may be continued by the parties for the ten-year term. The Supply Agreement contains fixed pricing terms for the first two years of its term.

The Company will include the Supply Agreement as an exhibit to its 2016 Annual Report on Form 10-K, to be filed with the SEC. The foregoing description does not constitute a complete summary of the terms of the Supply Agreement and is qualified in its entirety by reference to the full text of the agreement.

Item 8.01.	Other Events.

On January 11, 2017, the Company issued a press release for the purchase of the MEDIHONEY® IP, which is attached as Exhibit 99.1, and incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
Number

99.1	Press Release, dated January 11, 2017, issued by the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

	By:	/s/ John E. Yetter
John E. Yetter, CPA
Executive Vice President, Finance and Chief Financial Officer

January 17, 2017

EXHIBIT INDEX

Exhibit	Description
Number

99.1	Press Release, dated January 11, 2017, issued by the Company.